EXHIBIT 99

                           CHARTER ONE FINANCIAL, INC.
                      SELECTED MONTHLY FINANCIAL HIGHLIGHTS

SELECTED FINANCIAL DATA AT MONTH END

                                                                        9/30/97       8/31/97        7/31/97
                                                                               (DOLLARS IN THOUSANDS)
Total assets......................................................   $ 15,196,993     14,702,406    14,915,224
Cash & cash equivalents...........................................        189,339        201,934       506,976
Investment securities.............................................        389,693        359,236       358,950
Mortgage-backed securities........................................      4,178,846      4,266,459     4,325,309
Loans receivable..................................................      9,786,005      9,293,986     9,149,157
Allowance for loss................................................         66,714         65,979        65,983
Portfolio of loans serviced for others............................      1,302,580      1,322,681     1,341,686

Common shares outstanding, net....................................     47,202,849     42,249,711    46,215,136
Treasury shares...................................................      1,219,399      1,222,775     1,257,350

Deposits:
  Checking........................................................   $    892,270        918,712       863,705
  Savings.........................................................        817,517        807,568       814,353
  MMDA............................................................      1,375,053      1,321,645     1,331,152
  Certificates:
    6 month or less...............................................        484,299        471,594       496,678
    6 month to 1 year.............................................      1,494,085      1,415,007     1,417,232
    Retail jumbos.................................................        243,265        236,284       231,733
    Other.........................................................      2,634,307      2,538,504     2,534,407
                                                                      -----------   ------------   -----------
      Total CDS...................................................      4,855,956      4,661,389     4,680,050
                                                                      -----------   ------------   -----------
        Total deposits............................................   $  7,940,796      7,709,314     7,689,260
                                                                      ===========   ============   ===========
Borrowings:
  Reverse repurchase agreements...................................   $  1,841,670      1,690,545     1,690,545
  FHLB advances...................................................      3,882,648      3,836,888     4,089,129
  Other...........................................................        215,478        214,787       213,443
                                                                      -----------   ------------   -----------
    Total borrowings..............................................   $  5,939,796      5,742,220     5,993,117
                                                                      ===========   ============   ===========
Weighted average rates:
  Loans...........................................................           7.84%          7.83%         7.84%
  MBS.............................................................           7.18           7.19          7.20
    Loans and MBS.................................................           7.64           7.63          7.63
  Other investments...............................................           7.05           7.05          6.63
    Total interest-earning assets.................................           7.61           7.60          7.56

  Deposits........................................................           4.48           4.43          4.45
  Borrowings......................................................           5.98           5.97          5.95
    Total interest-bearing liabilities............................           5.12           5.09          5.11

Interest rate spread..............................................           2.49%          2.51%         2.45%

Net yield on interest-earning assets..............................           2.79%          2.80%         2.75%

Number of employees (FTEs)........................................          2,702          2,609         2,635

Selected Activity for the Month and Quarter


                                                                    ONE MONTH ENDED                     3 MONTHS
                                                        ---------------------------------------          ENDED
                                                         9/30/97        8/31/97         7/31/97         9/30/97
                                                        ---------      ---------       ---------       ----------
                                                                         (DOLLARS IN THOUSANDS)
Loan activity:
Originations:
  Real Estate:
    Permanent:
      One-to-four family.............................  $  203,611        187,622         168,817          560,050
      Multi-family...................................           -            125           1,445            1,570
      Commercial.....................................       7,741          4,675           3,400           15,816
                                                        ---------      ---------       ---------       ----------
        Total permanent..............................     211,352        192,422         173,662          577,436
                                                        ---------      ---------       ---------       ----------
    Construction:
      One-to-four family.............................      30,994         37,112          38,495          106,601
      Multi family...................................           -          4,030           1,320            5,350
      Commercial.....................................       5,380            250               -            5,630
                                                        ---------      ---------       ---------       ----------
        Total construction...........................      36,374         41,392          39,815          117,581
                                                        ---------      ---------       ---------       ----------
          Total real estate loans originated.........     247,726        233,814         213,477          695,017
                                                        ---------      ---------       ---------       ----------
  Consumer line of credit draws......................      26,752         25,266          28,876           80,894
  Consumer...........................................      53,569         36,571          47,035          137,175
  Business line of credit draws......................       8,433         11,747           9,917           30,097
  Lease financings...................................      33,462         24,512           9,864           67,838
  Business...........................................      10,502          9,613           5,224           25,339
                                                        ---------      ---------       ---------       ----------
     Total originated................................  $  380,444        341,523         314,393        1,036,360
                                                        =========      =========       =========       ==========

Loans purchased......................................  $  295,318              -               -          295,318

Loans sold...........................................  $    4,183          3,827           3,076           11,086

Principal reductions.................................  $  191,205        190,017         178,027          559,249

Deposit portfolio activity:
  Net increase (decrease):
    Checking.........................................  $  (26,442)        55,007         (35,337)          (6,772)
    Savings..........................................       9,949         (6,785)        (13,051)          (9,887)
    MMDA.............................................      53,408         (9,507)        (13,835)          30,066
    Certificates:
      6 month or less................................      12,705        (25,084)        (29,985)         (42,364)
      6 month to 1 year..............................      79,078         (2,225)        (21,465)          55,388
      Retail jumbos..................................       6,981          4,551            (103)          11,429
      Other..........................................      95,803          4,097          25,461          125,361
                                                        ---------      ---------       ---------       ----------
        Total CDS....................................     194,567        (18,661)        (26,092)         149,814
                                                        ---------      ---------       ---------       ----------
Net increase in deposits.............................  $  231,482         20,054         (88,315)         163,221
                                                        =========      =========       =========       ==========

Interest credited to deposits included above.........  $   48,911          9,733          10,195           68,839
Total increase (decrease) as a percentage of
  beginning deposits.................................        3.00%           .26%          -1.14%            2.12%



                                       32